EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the common stock of Odyssey Therapeutics, Inc. on behalf of each of us.

Dated:  May 18, 2026

Lightspeed Venture Partners XV-B (Ignite), L.P.

By:

Lightspeed General Partner XV-B (Ignite), L.P.

Its

General Partner

By:

Lightspeed Ultimate General Partner XV-B (Ignite), L.L.C.

Its

General Partner

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Managing Member

Lightspeed General Partner XV-B (Ignite), L.P.

By:

Lightspeed Ultimate General Partner XV-B (Ignite), L.L.C.

its

General Partner

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Managing Member

Lightspeed Ultimate General Partner XV-B (Ignite), L.L.C.

By:

/s/ Ravi Mhatre

Name: Ravi Mhatre

Title: Managing Member